UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006
R.H. DONNELLEY INC.
(Exact name of registrant as specified in its charter)

Delaware	333-59287	36-2467635
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC		27513
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number,
including area code: (919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
     As previously disclosed, on March 31, 2006, the Board of Directors (the “Company Board”) of R.H. Donnelley Inc. (the “Company”), a wholly owned subsidiary of R.H. Donnelley Corporation (“Parent”), appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
     On April 19, 2006, the Company Board engaged KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 after KPMG concluded its standard client evaluation procedures. Prior to the merger of Dex Media, Inc. (“Dex Media”) with and into a wholly owned subsidiary of the Parent on January 31, 2006, KPMG had been engaged by Dex Media’s audit committee as Dex Media’s independent registered public accounting firm for the fiscal years ended December 31, 2004 and December 31, 2005 and the interim period from January 1, 2006 through January 31, 2006. During the two most recent fiscal years and the interim period from January 1, 2006 through April 19, 2006, neither the Company nor anyone on its behalf has consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304 (a)(1)(v) of Regulation S-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.H. DONNELLEY INC.

	By:	/s/ Steven M. Blondy

		Name:	Steven M. Blondy
		Title:	Executive Vice President and Chief Financial Officer
Date: April 24, 2006